UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2009

Guardian Zone Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148335	26-1181998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Woodside Road
Chagrin Falls, Ohio 44022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 821-4822

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2009, the Board of Directors (the "Board") of Guardian Zone Technologies, Inc. (the "Company") unanimously elected Mr. David Wible, 38, as the Company's Chief Executive Officer, effective as of May 15, 2009.  Since 2005, Mr. Wible has served as the President and Chief Executive Officer of Industry Weapon, Inc.  From 2004 to 2005, Mr. Wible served as Senior Vice President of Operations and Customer Support of Comerxia, Inc.  Mr. Wible also served as the Vice President of Operations for FanBuzz, Inc. from 2000 to 2004.

Mr. Wible replaces Mr. Thomas J. Radu who resigned from the position of Chief Executive Officer on May 11, 2009 in order to devote his time and attention to his new position as Chief Operating Officer of the Company, as further described below.

In connection with the Board's appointment of Mr. Wible as the Company's Chief Executive Officer, on May 15, 2009, the Company entered into a three (3) year Employment Agreement with Mr. Wible (the "Wible Agreement").  Under the terms of the Wible Agreement, Mr. Wible will receive Two Hundred Thousand Dollars ($200,000) per year in consideration for his services to the Company.  Additionally, Mr. Wible will be eligible for an annual discretionary bonus, payable within ninety (90) days after the end of the fiscal year, in an amount to be determined by the Board in consideration for Mr. Wible’s performance.  Mr. Wible shall also be granted Six Million (6,000,000) warrants to purchase common stock of the Company at an exercise price of $0.02 per share (the “Warrants”).  One Million (1,000,000) of the Warrants vested upon the signing of the Agreement and the remainder shall vest in units of Two Million Five Hundred Thousand (2,500,000) upon each three month anniversary of the employment of Mr. Wible.

This brief description of the terms of the Wible Agreement is qualified by reference to the provisions of the Wible Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

On May 10, 2009, the Company unanimously elected Thomas J. Radu as the Company’s Chief Operating Officer, effective as of May 15, 2009.  Mr. Radu, 55, is the co-founder of the Company and currently serves as the President and a Director.   Mr. Radu served as the Chief Executive Officer of the Company since its inception. Together with Mr. Ronald Kazdin, Mr. Radu established the Company in September of 2002.  Since 1986, to the present he has owned and operated two consumer/retail businesses in the Cleveland, Ohio metropolitan area.  One such business specializes in the beverage and food service industry and the other, Szell Lawnsprinkler Inc., is involved in the lawn irrigation business.

In connection with the election of Mr. Radu as the Company’s Chief Operating Officer, on May 15, 2009, the Company entered into a three (3) year Employment Agreement with Mr. Radu (the “Radu Agreement”). Under the terms of the Radu Agreement, Mr. Radu will receive One Hundred Twenty Thousand Dollars ($120,000) per year in consideration for his services to the Company.  Mr. Radu is also entitled to receive such bonus as the Board of Directors of the Company may determine.

This brief description of the terms of the Radu Agreement is qualified by reference to the provisions of the Radu Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian Zone Technologies, Inc.
(Registrant)

June 23, 2009
By:      /s/Thomas J. Radu
Thomas J. Radu
Chief Operating Officer